Exhibit 10.1

Gopher Protocol Inc.

2500 Broadway, Suite F-125

Santa Monica, CA 90404

February 6, 2019

Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada

[Insert address]

Re: Mobiquidity Technologies, Inc. (the “Company”)

Gentlemen:

The agreement will set forth the terms and conditions pursuant to which Gopher Protocol Inc. (“Seller”), will sell to Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada (“Buyer”) 30,000,000 restricted shares of common stock of the Company (the “Shares”) in consideration of a Promissory Note in the principal amount of $5,000,000 with interest of 10% per annum (the “Note”) as follows:

1.       Seller will sell to Buyer, and Buyer will purchase from Seller, the Shares in consideration of the delivery of the Note. Upon receipt of the Note, the Seller will deliver an instruction letter directing the transfer agent to deliver the shares to the Buyer.

2.       Seller represents that the Seller owns the Shares. Seller agrees and acknowledges that it will have no further interest in the Shares.

3.       Seller makes no representation or warranty as to the business, financial condition or prospects of the Company or as to the accuracy or adequacy of any material filed by the Company with the Securities and Exchange Commission (the “Commission”).

4.       Buyer represents that it is an accredited investor, as defined in Rule 501 of regulation D promulgated under the Securities Act of 1933, as amended, that it is acquiring the Shares for his own account and not with a view to the sale or distribution of the Shares (without prejudice to any sale pursuant to a registration statement or Rule 144), that it understands that the Shares are restricted securities, as defined in said Rule 144, and may not be sold except pursuant to an effective registration statement or an exemption from registration and that the Shares will bear the Company’s standard investment legend.

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5.       The Agreement constitutes the entire agreement of the parties as to its subject matter, superseding any prior or contemporaneous agreements, understandings or letter of intent, and may not be amended nor may any right be waived except by an instrument which refers to this Agreement, states that it is an amendment or waiver and is signed by both parties in the case of an amendment or the party granting the waiver in the case of a waiver.

Please confirm your agreement with the foregoing by signing this Agreement.

Very truly yours,

Gopher Protocol Inc.

By:	/s/ Doug Davis
Name: Doug Davis
Title: CEO

AGREED TO this 6th day of February, 2019.

Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada

By: /s/ Mauricio Lara

Name: Mauricio Lara

Title: Manager

ACKNOWLEDGED:

Mobiquidity Technologies, Inc.

By: /s/ Dean Julia

Name: Dean Julia

Title: CEO